AMENDMENT TO

                          FUND PARTICIPATION AGREEMENT

                                      AMONG

             FEDERATED SECURITIES CORP., FEDERATED INSURANCE SERIES,
                                       AND
                    JEFFERSON NATIONAL LIFE INSURANCE COMPANY

For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the March 6, 1995 Fund Participation Agreement, as amended on December 19, 1999, January 31, 2001 and April 6, 2004 (the "Agreement") among Federated Securities Corp., Federated Insurance Series, and Jefferson National Life Insurance Company (formerly, Conseco Variable Insurance Company, and referred to herein as the "Insurer") as follows, effective as of May 1, 2006:

1.   Exhibit A thereto is hereby replaced in its entirety with the following:

                                    EXHIBIT A

                            SEGREGATED ASSET ACCOUNTS

                    Jefferson National Life Annuity Account C
                   Jefferson National Life Annuity Account E
                   Jefferson National Life Annuity Account F
                    Jefferson National Life Annuity Account G
                   Jefferson National Life Annuity Account H
                   Jefferson National Life Annuity Account I
                    Jefferson National Life Annuity Account J
                   Jefferson National Life Annuity Account K
                        Jefferson National Life Account L

2. Except as provided herein, the Agreement shall remain in full force and effect. This Amendment and the Agreement, as amended, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersedes any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof. In the event of any conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall control.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative effective as of May 1, 2006.


                                      FEDERATED SECURITIES CORP.


                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------


                                      FEDERATED INSURANCE SERIES


                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------


                                      JEFFERSON NATIONAL LIFE INSURANCE COMPANY


                                      By:
                                         ---------------------------------------
                                      Name:  Craig A. Hawley
                                      Title:  General Counsel & Secretary


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